Registration No. 333-_________

As filed with the Securities and Exchange Commission on September 30, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0154352
(State of Incorporation)	(IRS Employer Identification No.)

1525 Pointer Ridge Place
Bowie, MD 20716
(Address of Principal Executive Offices and Zip Code)

Old Line Bancshares, Inc. 2010 Equity Incentive Plan
(Full title of the plan)

Copies to:
James W. Cornelsen, President and	Frank C. Bonaventure, Jr., Esquire
Chief Executive Officer	Ober, Kaler, Grimes & Shriver
Old Line Bancshares, Inc.	100 Light Street
1525 Pointer Ridge Place	Baltimore, Maryland 21202
Bowie, MD 20716	(410) 347-7305
(301) 430-2500
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.01 par value	450,000 shares	$13.09	$5,890,500	$803.47
(1)             Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Equity Incentive Plan to which this Registration Statement relates pursuant to Rule 416(a).

(2)             Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on September 23, 2013 on the Nasdaq Capital Market which date is within 5 business days prior to the date of the filing of this Registration Statement, in accordance with Rules 457(h) and 457(c).

(3)             Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-168291) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-168291) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

Part II

Information Required in the Registration Statement

Item 8.  List of Exhibits

The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Old Line Bancshares, Inc. 2010 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on July 12, 2013).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (including on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on September 25, 2013.

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelson
James W. Cornelsen,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cornelsen and Mark A. Semanie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.  This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/James W. Cornelsen	Director, President and
James W. Cornelsen	Chief Executive Officer	September 25, 2013
(Principal Executive Officer)

/s/Mark A. Semanie	Chief Operating Officer, Acting
Mark A. Semanie	Chief Financial Officer
(Principal Accounting and
	Financial Officer)	September 25, 2013

/s/Craig E. Clark	Director and
Craig E. Clark	Chairman of the Board	September 25, 2013

/s/G. Thomas Daugherty	Director	September 25, 2013
G. Thomas Daugherty

/s/Daniel W. Deming	Director	September 25, 2013
Daniel W. Deming

/s/James F. Dent	Director	September 25, 2013
James F. Dent

/s/Andre' J. Gingles	Director	September 25, 2013
Andre' J. Gingles

/s/William J. Harnett	Director	September 25, 2013
William J. Harnett

/s/Carla Hargrove McGill	Director	September 25, 2013
Carla Hargrove McGill

/s/Frank Lucente, Jr.	Director	September 25, 2013
Frank Lucente, Jr.

/s/Gail D. Manuel	Director	September 25, 2013
Gail D. Manuel

/s/John D. Mitchell	Director	September 25, 2013
John D. Mitchell

/s/Gregory S. Proctor, Jr.	Director	September 25, 2013
Gregory S. Proctor, Jr.

/s/Jeffrey A. Rivest	Director	September 25, 2013
Jeffrey A. Rivest

/s/Suhas R. Shah	Director	September 25, 2013
Suhas R. Shah

/s/John M. Suit, II	Director	September 25, 2013
John M. Suit, II

/s/Michael J. Sullivan	Director	September 25, 2013
Michael J. Sullivan

/s/Frank E. Taylor	Director	September 25, 2013
Frank E. Taylor

EXHIBIT INDEX

4.1	Old Line Bancshares, Inc. 2010 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on July 12, 2013).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (including on signature page).